Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Brian M. Hall, CFO
Phone: (574) 535-1125
E Mail: LCII@lci1.com

LIPPERT ACQUIRES GIRARD SYSTEMS AND GIRARD PRODUCTS LLC

Elkhart, Indiana – March 28, 2022 - LCI Industries (NYSE: LCII) (the “Company”) which, through its wholly-owned subsidiary, Lippert Components, Inc. (“Lippert”), supplies, domestically and internationally, a broad array of highly engineered components for the leading original equipment manufacturers (“OEMs”) in the recreation and transportation product markets, and the related aftermarkets of those industries, today announced that its subsidiary, Lippert Components Manufacturing, Inc., has acquired substantially all of the business assets of Girard Systems and Girard Products LLC (collectively, “Girard”), a manufacturer and distributor of proprietary awnings and tankless water heaters for OEMs and aftermarket customers in the recreational vehicle, specialty vehicle, and related industries.

Girard, a supplier of awnings and tankless water heaters, has served the RV industry since 1995 and is recognized for high quality and exceptional service. Having created a significant niche in the motorized segment of the market, Girard’s patented awnings are featured on many of the premier Class A motorized units. Girard’s strategically-placed locations in Alabama, California, and Indiana make it well-positioned to serve customers across the U.S. as it continues to grow.

“We are very excited to welcome the Girard team to the Lippert family. We have admired how Girard’s business has evolved over the years, focusing on a strong commitment to excellent customer service and creating strong brand loyalty among its key consumers. Girard product lines fall nicely into Lippert’s core products and manufacturing competencies. Our sales and operations teams have big plans to take Girard’s designs and products and expand them into broader customer channels. Girard’s sophisticated product offerings for shade and appliances substantially broaden our product portfolio across all classes of RVs, enabling us to drive new content growth and further extend our leadership position in the outdoor recreation space,” said Jason Lippert, President and CEO of Lippert.

“The addition of Girard will allow us to provide a wider range of exceptional products to our customers, especially in the higher-end motorized segment of the RV Industry,” said Ryan Smith, Group President of Lippert - North America. “Girard’s great product lines will further bolster our service offerings in categories that we’re already strong in, perfectly aligning with our focus on enhancing the customer experience. We look forward to incorporating the deep industry and product knowledge that Girard will bring to the Lippert family as we work together to execute on our growth strategy.”

“Through the last 27 years, we have worked to deliver high-quality products to consumers, paying particular attention to service and building lasting customer relationships. With similar values, along with its leading industry position and manufacturing expertise, Lippert is a great partner to carry our legacy forward. The entire Girard team is excited to join Lippert and begin working to further position the business for long-term growth,” said Marcia Girard, CEO of Girard.

About LCI Industries

LCI Industries, through its wholly-owned subsidiary, Lippert, manufactures and supplies, domestically and internationally, a broad array of highly engineered components for the leading OEMs in the recreation and transportation product markets, consisting primarily of recreational vehicles and adjacent industries, including buses;

trailers used to haul boats, livestock, equipment, and other cargo; trucks; boats; trains; manufactured homes; and modular housing. The Company also supplies engineered components to the related aftermarkets of these industries, primarily by selling to retail dealers, wholesale distributors, and service centers. Lippert's products include steel chassis and related components; axles and suspension solutions; slide-out mechanisms and solutions; thermoformed bath, kitchen, and other products; vinyl, aluminum, and frameless windows; manual, electric, and hydraulic stabilizer and leveling systems; entry, luggage, patio, and ramp doors; furniture and mattresses; electric and manual entry steps; awnings and awning accessories; towing products; truck accessories; electronic components; and other accessories. Additional information about Lippert and its products can be found at www.lippert.com.

Forward-Looking Statements

This press release contains certain "forward-looking statements" with respect to integration of the businesses, expected growth, including in sales, development and pipeline, following the transaction, and the expected impact of the transaction on the Company’s operations, markets, prospects, strategies, synergies and efficiencies, and other matters. Statements in this press release that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements are necessarily estimates reflecting the best judgment of the Company’s senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this press release, (i) the transaction may involve unexpected costs or liabilities; (ii) the Company may be unable to achieve expected synergies and operating efficiencies from the transaction within the expected time frames or at all; (iii) the Company may be unable to successfully integrate Girard’s operations into its own, or such integration may be more difficult, time consuming or costly than expected; (iv) following the transaction, revenues may be lower than expected, and operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected;(v) the Company may be adversely affected by other economic, business, and/or competitive factors; (vi) risks that the transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the transaction; and (vii) the risks described from time to time in the Company’s reports filed with the Securities and Exchange Commission under the heading “Risk Factors,” including the Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the Company’s subsequent filings with the Securities and Exchange Commission. Readers of this press release are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

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